EXHIBIT 99.1

Midland States Bancorp, Inc. Announces Changes to Board of Directors

EFFINGHAM, Ill., Nov. 09, 2020 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (NASDAQ: MSBI) (the “Company”) today announced the retirement of John M. (Jack) Schultz from his position as Chairman of the Board of the Company, effective December 9, 2020. Jeffrey C. Smith, currently the Chairman of the Board of Midland States Bank (the “Bank”), has been appointed to succeed Mr. Schultz as Chairman of the Board of the Company. Dean Bingham, currently a member of the Board of Directors of the Bank, has been appointed to the Board of Directors of the Company.

“Jack has been a Midland director since 1984 and Chairman of the Company since 2006. He has been instrumental in guiding our growth into one of the largest community banks in Illinois,” said Mr. Smith. “On behalf of the entire Board, we would like to thank Jack for his exceptional service over more than three decades and wish him the best in his retirement. I am honored to be appointed Chairman of the Company’s Board and look forward to working with my fellow directors and our executive management team to continue navigating Midland through these challenging times and executing on our long-term strategic plan to enhance the value of our franchise. I would also like to welcome Dean Bingham to the Board of Directors of the Company. Dean’s business experience and expertise in facility development and manufacturing has made him a valuable member of the Board of our Bank and we believe he will be an asset to the Company’s Board of Directors as well.”

Mr. Smith has served on the Boards of the holding company and the Bank since 2005 and was elected Chairman of the Bank in 2017. Mr. Smith serves as a Principal and the Managing Partner of Walters Golf Management, a golf course management company headquartered in St. Louis, Missouri, which currently manages and consults at over a dozen properties with more than 500 employees and offers turnkey management, construction management, acquisition, consulting, agronomics and remodeling/redecorating services. The company also maintains a portfolio throughout North America utilizing a Revenue Management/Dynamic Pricing platform it developed. He has been with Walters Golf Management since 1996 and held previous positions with the PGA of America and McDonnell Douglas. Mr. Smith received his B.S. in Education from the University of Missouri.

Dean Bingham has served on the Board of the Bank since 2018. Since 1994, Mr. Bingham has served as President of Agracel, Inc., an industrial developer of facilities for manufacturing and high-tech entities in small to midsized communities. Throughout his career, Mr. Bingham has been directly involved with the development of over 17 million square feet of industrial projects on long term leases, focused primarily in tertiary markets with an emphasis on manufacturing. Mr. Bingham received his B.S. in Industrial Engineering from the University of Illinois.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of September 30, 2020, the Company had total assets of approximately $6.7 billion, and its Wealth Management Group had assets under administration of approximately $3.25 billion. Midland provides a full range of commercial and consumer banking products and services, business equipment financing, merchant credit card services, trust and investment management, and insurance and financial planning services. For more information, visit https://www.midlandsb.com/ or LinkedIn at https://www.linkedin.com/company/midland-states-bank.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels. These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including the effects of the COVID-19 pandemic including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state and local government laws, regulations and orders in connection with the pandemic; changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACTS:
Douglas J. Tucker, Sr. V.P., Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321